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                                                                    EXHIBIT 8(B)

                     CONSENT OF DEBORAH J. ADLER, FSA, MAAA

I hereby consent to the reference to my name under the heading "Experts" in the Prospectus included in Post-Effective Amendment No. 13 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Life Variable Life Separate Account II of Merrill Lynch Life Insurance Company (File No. 33-43058).

                                          By:     /s/ DEBORAH J. ADLER
                                            ------------------------------------
                                                Deborah J. Adler, FSA, MAAA
                                              Senior Vice President and Chief
                                                           Actuary

April 22, 2003